SUB LICENSE AGREEMENT

THIS  SUB  LICENSE  AGREEMENT,  including  the  Schedules  referred  to herein and attached hereto (the "Agreement"), is made and entered into this 8th day of  April  2009  by  and  between  Rampart  Reconnaissance,  Inc.,  a  private  company incorporated  in  the  State  of  Nevada  ("Licensor")  and  Rampart  Defense,  Inc.,  a

private company incorporated in the State of Nevada ("Licensee").

RECITALS

WHEREAS  Licensor  owns  and  has  the  right  to  grant sub licenses wider certain patents, patent applications, technology, trade secrets, data, know-how and other intellectual property relating to electromagnetic signal detection as set out in detail in Schedule A attached (as amended) and hereafter referred to collectively as the Licensed Products; and

WHEREAS Licensee desires to obtain from Licenser, and Licensor is willing

to   grant   to   Licensee,   an   exclusive   sub-license   for   the   development   and

commercialization of the Licensed Products in the United States of America in the

Licensed Field as defined in Schedule B, under the terms and conditions herein;

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth  herein,  and  for  other  good  and  valuable  consideration,  the  receipt  and sufficiency of which is hereby acknowledged, Licensor and Licensee hereby agree as follows:

1.0  DEFINITIONS

As  used  in  this  Agreement,  the  following  terms  shall  have  the  meanings indicated:

1.1     "Confidential Information" shall have the meaning  set forth in Section

9.1 below.

1.2     "Deductible  Expenses"  shall  mean  the  following  items  of  expense actually  incurred  in  connection  with  Sales  of  Licensed  Products  (as  hereinafter defined) to the extent paid or allowed by Sub-licensees and included in accordance with  recognized  principles  of  accounting  (consistently  applied)  in  the  gross  sales price billed: (a) sales, use or turnover taxes, (b) excise value added or other taxes,

custom duties or consular fees; (c) transportation, freight, and handling charges, and insurance  on  shipments  to  customers;  (d)  trade,  cash  Or  quantity  discounts  or rebates to the extent actually panted, (e) agent fees or commissions; and if) refunds and credits for any rejected or returned Licensed Products or because of retroactive price reductions, rebates or charges

1.3     “License  Field”  shall  mean  the  permitted  market  applications  and marketing  territory  of  the  Licensed  Products  and  Improvements  as  specified  in

Schedule B attached

1.4     "improvements"   shall   mean   all   improvements,   modifications,   or

enhancements to the Licensed Products made by the Licensee; or licensor within the term of this sublicense for application by the Licensee or any Sub-Licensee for use only within the Licensed Field.

1.5     "Joint Inventions" means inventions made or conceived jointly by or for employees of Licensor and Licensee during the term of this Agreement and which,

under principles arising under the patent laws and regulations of the United States and/or  Canada  governing  inventorship,  would  be  found  to  be  jointly  invented  by

Licensor and Licensee, and all intellectual property and  proprietary rights therein,

thereto and thereunder

1.6     "Licensed Patents" shall mean those patents, inventors' certificates and patent  applications  relating  to  the  application  of  Licensed  Products  as  set  forth  in

Schedule A, together with any renewal, division, continuation, continued prosecution

application   or   continuation-in   part   of   any   of   such   patents,   certificates   and

applications, any and all patents or certificates of invention issuing thereon, and any and all reissues, reexaminations, extensions, divisions, renewals of or to any of the foregoing, and any foreign counterparts of any of the foregoing.

1.7     “Licensed Trademark” shall mean trademarks owned by Licensor under the Master License Agreement.

1.8     "Licensed  Trade  Secrets"  shall  mean  all  proprietary  and  confidential technical information owned by the Licensor under the Master License Agreement and relating to the inventions owned or claimed in the licensed Patents.

1.9     "Licensed Product" shall additionally mean any material, composition,

product, device or procedure the manufacture, use or sale of which would infringe a  Valid  Claim  (as  hereinafter  defined)  in  the  country  of  such  manufacture,  use  or sale, but for a license granted hereunder.

1.10   "Operational   Date"   shall   mean   the   first   day   that   the   Licensee

commences business operations relative to the Licensed Product.

1.11   “Net Revenues" shall mean the combined amounts (whether in cash or in  non  cash  consideration)  received  or  invoiced  by  Licensee  and  Sub  licensees,

whichever is earlier, from Sales or distribution of Licensed Products to third parties,

less Deductible Expenses.

1.12   "Sale"  or  "Sold"  shall  mean  the  sale,  transfer,  exchange  or  other disposition  of  Licensed  Products  to  a  third  party,  whether  by  gift  or  otherwise,

including but not by way of limitation, the use of Licensed Products. Any commercial use of a Licensed Product by a Sub licensee shall be considered a Sale hereunder for accounting and royalty purposes Sales of Licensed Products shall  be  deemed consummated upon the first to occur of:

a)

Receipt of payment from the purchaser;

b)

Delivery of Licensed Products to the purchaser or a common carrier,

c)

Release of licensed Products from consignment;

d)

If deemed sold by use, when first put to such use; or

e)

If otherwise transferred, exchanged or disposed of, whether by gift or otherwise,  when  such  transfer,  exchange,  gift  or  other  disposition occurs.

1.13   "Sub  licensee(s)"  shall  mean  any  third  party  to  whom  Licensee  has sublicensed any or all of the rights in, to and under the Licensed Patents licensed to Licensee hereunder.

1.14   "Sublicense  Income"  shall  mean  any  proceeds,  whether  cash  or non-cash  consideration,  received  by  Licensee  in  connection  with  a  grant  of  a sublicense  to  the  Licensed  Patents,  Licensed  Trademarks  or  Licensed  Trade

Secrets, including without limitation, any license fee payments, milestone payments,

royalty payments or other cash revenues related to such sublicense grant. For the avoidance of doubt, Sublicense Income does not include amounts received by Sub-

licensee  for  Sales  of  Licensed  Products,  which  shall  constitute  Net  Revenues  In addition, Sublicense income shall not include timounts received in consideration of equity or debt securities of Licensee (with the exception of equity premiums).

1.15   “Valid  Claim"  shall  mean  (a)  any  claim  of  an  issued  and  unexpired patent within the Licensed Patents which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction in an unappealed or  unappealable  decision,  and  which  bas  not  been  disclaimed  or  admitted  to  be invalid or unenforceable through reissue or otherwise. (b) a claim in a pending patent application  within  the  Licensed  Patents  (e)  any claim  related  to  a  Licensed  Trade

Secret and (d) any claim related to a Licensed Trade Mark which has not been held unenforceable  or  invalid  by  a  court  or  other  governmental  agency  of  competent jurisdiction  in  an  unappealed  or  unappealable  decision,  and  which  has  not  been disclaimed or admitted to he invalid or unenforceable through reissue or otherwise.

2.0  LICENSES

2.1     LICENSE   GRANT.   Subject   to   the   terms   and   conditions   of   this

Agreement, Licensor hereby grants to Licensee a royalty bearing, exclusive and non-

exclusive  sub-license  to  develop  and  commercialize  applications  of  the  Licensed

Products  as  set  forth  in  Schedule  A  and  improvements  thereto  within  the  United

States of America as per the License Field, including the right to grant sublicenses

in accordance with Section 2.3.   In consideration of the sub-license, the Licensee

hereby agrees to advance US$200,000, as directed by the Licensor, to pay for the costs  associated  with  the  fast  track  development  of  the  Rampart  IED  detection system.

2.2.    OWNERSHIP; RESERVATION OF RIGHTS. Licensee acknowledges

and  agrees  that,  except  as  expressly  provided  herein,  no  right  title,  or  interest  is granted by Licensor to Licensee, implied or otherwise, in to or under the Licensed

Patents, Licensed Trademarks, Licensed Trade Secrets or the Improvements other than as expressly set forth in this Sublicense Agreement.

2.3.    SUBLICENSES. Subject to the terms and conditions of this  Agreement,

Licensee  shall  have  the  right  to  sublicense  any  or  all  of  the  rights  granted  to

Licensee under Section 2.1; provided that any such sublicense (a) shall  be  made pursuant to a binding and written agreement which protects Licensor's interests and rights  in  its  proprietary  information  and  intellectual  property  to  at  least  the  same extent  as  tins  Agreement  and  includes  specific  reference  and  terms  for  royalty payments to be paid to the. Licensor During the kiln of this Agreement, licensee shall provide Licensor with a copy of each fully executed sublicense agreement in which

Licensee sublicenses any or all of the rights set forth in Section 2.1. Licensor must approve  all  sub  licenses  in  writing.,which  approval  shall  not  be  unreasonably withheld.

3.0  PAYMENTS AND RELATED OBLIGATIONS

3.1     ROYALTY PAYMENTS.  In  consideration  for  the  rights  and licenses granted  pursuant  to  Article  2  above,  the  Licensee  shall  pay  to  the  Licensor  on  a calendar quarterly basis an amount equal to 7% of the Net Revenues derived directly or  indirectly,  in  cash  or  in  kind,  from  the  sale  of  the  Licensed  Products  and

Improvements thereto. The Licensee shall remit a detailed accounting in support of the quarterly royalty payment. Where the Licensee grants a Sublicense under the terms of this Agreement, sublicense shall make payments to Licensor as mutually agreed by the Licensee and Licensor in the Sublicense agreement.

3.2     Intentionally omitted.

3.3.    ADDITIONAL  PAYMENTS.   Except  as  otherwise  expressly  provided

herein, all other payments due to Licensor pursuant to the terms and conditions of this  Agreement  shall  be  due  and  payable  within  30  days  after  receipt  of  a  proper invoice  therefor  from  Licensor.  Any  sums  not  paid  when  due,  including  amounts determined to be due under Section 3.6, shall automatically accrue interest from the date when due until actually paid at a rate of [10% per annum].

3.4     PAYMENT   FORM.     All   payments   made   by   Licensee   under   this

Agreement shall be made in a currency to be designated by the Licensor, and such payments shall be made by check or wire transfer to one or more bank accounts to be designated in writing by Licensor.

3.5     TAXES.   Licensee  shall  pay,  and  shall  indemnify  and  hold  Licensor harmless  from  all  taxes,  duties  and  fees  directly  imposed  by  all  foreign,  federal,

state, local or other taxing authorities (including, without !imitation, export, sales, use,

excise, and value-added taxes) based on the transactions or payments under this

Agreement, other than taxes imposed or based on Licensors net income, including royalty income under this Agreement.

3.6     INSPECTION OF BOOKS AND RECORDS.  Licensee shall maintain

complete  and  accurate  books  rind  records.  Licensee  shall  retain  such  books  and records  for  each  quarterly  period  for  six  (6)  years  after  the  submission  of  the

corresponding  report  under  Section  3.4.   Upon  two  weeks  prior  written  notice  to

Licensee,  Licensor  or  independent  accountants  selected  by  Licensor  may  have access to such books and records to conduct a review or audit no more than twice per  calendar  year  at  Licensors  discretion,  for  the  sole  purpose  of  verifying  the accuracy  of  Licensee's  reports  and  Licensee's  compliance  with  this  Agreement.

Such access shall be permitted during Licensee's normal business hours during the term of this Agreement and for three (3) years after the expiration or termination of this Agreement. In the event of any underpayment, Licensee shall promptly pay to

Licensor  the  difference  between  the  amount  actually  paid  by  Licensee  and  the amount determined to be owing under this Section 3.6. Any such inspection or audit shall be at Licensor's expense.

3.7     REGULATORY FILINGS.  Where required by securities or regulatory authority having jurisdiction, the Licensee and Licensor agree to make full disclosure and comply with all securities, exchange and regulatory requirements.

4.0  DUE DILIGENCE

4.1.    DEVELOPMENT REPORTS. Licensee shall deliver to Licensor, every

120 days following the Operational Date, a written report setting forth in reasonable detail (a) the identity of all Licensed Products or prototype products in research or manufacturing,  (b)  the  stage  of  development  for  each  such  Licensed  Product  or prototype  licensed  and  (c)  the  identity  of  any  pending  customer,  partnership  or collaboration status, if any, related to the Licensee's efforts in connection with the development and commercialization of the licensed Products.

4.2     EFFORTS. Licensee agrees to develop and commercialize Licensed

Products  in  a  secure  and  business-like  manner  within  the  Licensed  Field  and  to obtain such approvals as may be necessary for the sale of Licensed Products in the

Licensed Field.  Licensee may conduct such activities itself or through third parties.

5.0  IMPROVEMENTS AND JOINT INVENTIONS.

5.1     DISCLOSURE.  As soon as reasonably possible. either upon creation,

development  of  an  Improvement  or  conception  or  reduction  to  practice  of  a  Joint

Invention, as the case may be. each party shall disclose the same in writing to the other.  All such disclosures shall be maintained in strict confidence by the receiving party.

5.2     IMPROVEMENTS.

5.2.1.   In  the  event  that  Licensor  develops  or  creates  Improvements,

and subject to the terms and conditions of this Agreement, Licensor agrees to grant and  hereby  grants  to  Licensee  an  extension  to  The  Licensed  Field  for  such

Improvements  inside  the  Licensed  Field  under  the  same  terms  as  this  license agreement.

5.2.2.   In the event that Licensee develops or creates Improvements,

and subject to the terms and conditions of this Agreement. Licensee agrees to grant

and   hereby   grants   to   Licensor   a   worldwide,   royalty-free,   sub-licensable,

non-cancellable.  exclusive  right  and  license  for  development,  application  and commercialization for outside the Licensed Field.

6.0  REPRESENTATIONS. WARRANTIES AND COVENANTS

6.1     REPRESENTATIONS,    WARRANTIES    AND    COVENANTS    OF

LICENSOR.  Licensor represents and warrants that, as of the date hereof :

6.1.1.  Licensor is a corporation, duly organized, validly existing and on good standing under the laws of the Province of its incorporation.

6.1.2.  Licensor has the right and authority to gram he rights and license gamed to Licensee under this Agreement;

6.1.3.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Licensor.

6.2     REPRESENTATIONS,    WARRANTIES    AND    COVENANTS    OF

LICENSEE.   Licensee  represents,  warrants  and  covenants  that,  as  of  the  date hereof:

6.2.1.  Licensee  is a corporation, duly organized, validly existing and in good standing under the laws of The United Kingdom.

6.2.2.  The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Licensee: and

6.2.3.   Licensee  will  not  practice  any  of  the  rights  in,  to  or  under  the

Licensed  Products,  Licensed  Patents,  Joint  Patents,  Trade  Secrets  or  Licensed

Trademarks outside of the Licensed Field.

6.3     Nothing   in   this   Agreement   shall   be   construed   as   conferring,   by

implication,  estoppel  or  otherwise,  any  license  or  rights  under  any  patents,  trade secrets or trademarks of Licensor other than the Licensed Patents, Licensed Trade

Secrets or Licensed Trademarks, regardless of whether such patents or trademarks are  dominant  or  subordinate  to  the  Licensed  Patents  or  Licensed  Trademarks

respectively.

6.4     DISCLAIMER.  EXCEPT  AS  EXPRESSLY  PROVIDED  FOR  IN  THIS

AGREEMENT,   NEITHER   PARTY   MAKES,   AND   EACH   PARTY   HEREBY

DISCLAIMS, ANY AND ALL REPRESENTATIONS  AND WARRANTIES OF ANY

KIND. EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT MATTER OF

THIS  AGREEMENT,  INCLUDING  WITHOUT  LIMITATION,  WARRANTIES  OF

MERCHANTABILITY,    FITNESS    FOR    A    PARTICULAR    PURPOSE    AND

NON-INFRINGEMENT AND ANY WARRANTY ARISING OUT OF PRIOR COURSE

OF DEALING AND USAGE OF TRADE.

7.0 INDEMNIFICATION

7.1     INDEMNITY.    Licensee  shall  indemnify,  defend  and  hold  harmless

Licensor  and  its  directors,  officers,  employees,  agents  and  consultants  (each  an

"Indemnitee")  from  and  against  any  and  all  liabilities,  damages,  losses,  costs  or expenses (including reasonable attorneys' and professional fees and other expenses of litigation and/or arbitration) (a "Liability") resulting from or arising out of a claim,

suit or proceeding brought by a third party against an Indemnitee for personal injury,

death,   product   liability   or   property   damage   arising   out   of   or   related   to   the

manufacture, use, or sale of Licensed Products within the Licensed Field except to the  extent  such  claim  is  caused  by  the  gross  negligence  or  willful  misconduct  of

Licensor.

7.2     PROCEDURE. For purposes of Section 7.1, the Indemnitee shall give prompt written notice to Licensee of any claims, suits or proceedings by third parties which may give rise  to any claim tor which indemnification may be required under this Article 7.  Licensee shall be entitled to assume the defense and control of any such claim at its own cost and expense, provided, however, that the Indemnitee shall have the right to be represented by its own counsel at its own cost in such matters.

Neither licensee nor the Indemnitee shall settle or dispose of any such matter in any manner  which  would  adversely  affect  the  rights  or  interests  of  the  other  party

(Including the obligation to indemnify hereunder) without the prior written consent of

the other party, which shall not be unreasonably  withheld or delayed.   Each party

shall reasonably cooperate with the other party and its counsel in the course of the defense  of  any  such  suit,  claim  or  demand,  such  cooperation  to  include,  without

limitation,   using  reasonable  efforts  to  provide  or  make  available  documents,

information and witnesses.

8.0  TERMINATION

8.1     TERM. The term of this Agreement shall commence upon the execution of this agreement by both parties and continue in full force and effect for 15 years unless terminated at an earlier date in accordance with Sections 8.2 and 8.3 below.

8.2     TERMINATION BY LICENSEE. Licensee shall have the right, but not the  obligation,  to  terminate  this  Agreement  upon  the  occurrence  of  any  of  the following events:

a)  Breach or default  by Licensor of any representation or warranty made in an material term or obligation pursuant to this Agreement, which breach or default is  not  cured  within  thirty  (30)  days  after  notice  thereof  to  Licensor,  or  within  such longer  reasonable  period  of  rime  during  which  Licensor  is  engaged  in  good  faith,

best efforts to cure such breach or default.

8.3 TERMINATION BY LICENSOR.  Licensor shall have the right but not the obligation to terminate this Agreement upon the occurrence of any of the following events:

(a)    Breach  or  default  of  any  material  term  or  obligation  pursuant  to  this

Agreement, which breach or default is not cured within thirty (30) days after notice thereof,  or  within  such  longer  reasonable  period  of  time  during  which  Licensee  is engaged in good faith, best efforts to cure such breach or default; or

(b)  The filing by Licensee of a petition in bankruptcy or for reorganization or for  an  arrangement  pursuant  to  any  bankruptcy  law  of  the  United  Kingdom,  and either  (i)  Licensee  consents  to  such  filing,  or  such  petition  is  not  dismissed  by

Licensee within thirty (30) days after the filing thereof.

(c)  The filing of a petition proposing the adjudication of Licensee pursuant to any bankruptcy laws of the United Kingdom, and either fi licensee consents to such filing and such petition is not dismissed by Licensee within thirty (30) days after the filing thereof.

8.4     EFFECT  OF TERMINATION.   Article  6,  7, 9 and 10 shall survive the

termination of this Agreement.  All other provisions of this Agreement shall be of no further force and effect upon such expiration or termination of this Agreement.  It is expressly  recognized  that  termination  pursuant  to  Sections  8.2  and  8.3  hereof

(herein "for cause”) does not reduce or eliminate any monies due and payable at that time.  Should  the  Licensor  terminate  this  License,  for  cause,  then  Licensee  is obligated to cease all business operations, including the use of the name Rampart and will be required to return to the Licensor all materials of any nature associated with  or  encompassing  the  licensee's  activities  within  the  Licensed  Field.  This  will include  all  financial  books  and  records  together  with  pending  and  past  customer records.

9.0 CONFIDENTIAL INFORMATION

9.1     CONFIDENTIALITY.  In connection with this Agreement, the parties will provide  to  each  other  Confidential  information,  including  but  not  limited,  to  each party's know how, invention disclosures, proprietary materials and/or technologies,

economic information, business or research strategies, trade secrets and material

embodiments   thereof.   As   used   herein,   "Confidential   Information"   means   any

information  of  a  confidential  or  proprietary  nature  disclosed  by  a  party  to  this

Agreement to the other party in written or oral form.

9.2     CONFIDENTIALITY AND NON-USE.  The recipient of a disclosing party

s confidential information shall maintain such Confidential Information in confidence and  shall  disclose  such  Confidential  Information  only  to  those  of  Its  employees,

agents, consultants, subcontractors, attorneys, accountants and other advisors who have a reasonable need to know such Confidential Information and who are bound by obligations of confidentiality and non-use no less restrictive than those set forth herein. The recipient of the disclosing party's Confidential Information shall use such

Confidential Information solely to exercise its rights and perform its obligations under this  Agreement  including,  without  limitation,  the  right  to  use  and  disclose  such

Confidential  Information  in  regulatory  applications  and  filings),  unless  otherwise

mutually  agreed   in   writing.

The   recipient   of   the   other   party’s   Confidential

Information  shall  take  the  same  degree  of  care  that  it  uses  to  protect  its  own confidential  and  proprietary information of a similar  nature and importance (but in any event no less than reasonable care).

9.3     EXCLUSIONS.  Confidential information shall not include information that: (a)  is in the recipient's possession prior to receipt from the disclosing party as demonstrated by contemporaneous documentation, (b) is or becomes, through no fault of the recipient, publicly known; (c) is furnished to the recipient by a third party without bleach of a duty to the disclosing party; (d)  is independently developed by the  recipient  without  use  of.  application  of  or  reference  to  the  disclosing  party's

Confidential Information as demonszated by contemporaneous documentation.

9.4     LEGAL  DISCLOSURES.  It  shall  not  be  a  violation  of  this  Article  9  to disclose Confidential Information required to he disclosed under applicable law, but such disclosure shall be only for the sole purpose of and solely to the extent required by such  law,  and  provided  that  the  recipient,  to  the  extent  possible,  shall  give  the disclosing party prior written notice of the proposed disclosure and cooperate fully with the disclosing party to minimize the scope of any such required disclosure, to the extent possible and in accordance with applicable law.

9..5. TERMINATION. All obligations of confidentiality and non-use imposed under  this  Article  9  shall  expire  three  (3)  years  after  the  termination  of  this

Agreement.

10.  MISCELLANEOUS

10.1   USE OF NAME. Licensee agrees that it shall not use the name of the

Licensor in any advertising or publicity material, or make any form of representation or statement which would constitute an express or implied endorsement by Licensor of any Licensed Product, and that it shall not authorize others to do so, without first having  obtained  written  approval  from  Licensor,  except  as  may  be  required  by governmental law, rule or regulation.

10.2   PRESS  RELEASES.  The  parties  may  agree  to  issue  a  joint  press release upon execution of this Agreement or as promptly as practicable thereafter.

The content of any such Joint press release will be agreed upon by both parties.

10 3.   MARKING REQUIREMENT. Licensee agrees to mark the appropriate patent  number  or  numbers  on  all  Licensed  Products  made  or  Sold  in  accordance with all applicable governmental laws, rules and regulations to the extent reasonably possible, and to require. its Sub licensees to do the same.

10 4.  GOVERNING   LAW.   This   Agreement   shall   be   governed   by, and

construed and interpreted, in accordance with the internal laws of the Province of

British Columbia, Canada, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the

Province of British Columbia to the rights and duties of the parties.

10.5   ARBITRATION.  All  disputes  arising  between  the  parties  under  this

Agreement  will  be  settled  by  arbitration  conducted  in  the  English  language  in accordance  with  the  Commercial  Arbitration  Rules  of  the  Canadian  Arbitration

Association. The parties will cooperate with each other in causing the arbitration to be  held  in  as  efficient  and  expeditious  a  manner  as  practicable.  Any  arbitration proceeding instituted under this Agreement will be brought in a mutually  agreeable neutral territory.  Any award rendered by the arbitrators will be final and binding upon the parties hereto.  Judgment upon the award may be entered in any court of record

of  competent  jurisdiction.   Each  party will  pay its  own  expenses  of  arbitration  and expenses of the arbitrators will be equally shared unless the arbitrators assess as part of their award all or any part of the arbitration expenses of one party (including

reasonable  attorneys'  fees  against  the  other  party.   Each  party  irrevocably  and

unconditionally consents to the jurisdiction of any such proceeding and waives any objection that it may have to personal jurisdiction or the laying of venue of any such proceeding.

10.6   FORCE  MAJEURE.  Neither  party  shall  be  held  responsible  for  any

delay   or   failure   in   performance   (with   the   exception   of   the   payment   of

money)hereunder   to   the   extent   caused   by   strikes,   embargoes,   unexpected

government requirements, civil or military authorities, acts of God, earthquake, or by the  public  enemy  or  other  causes  reasonably  beyond  such  party's  control  and without  such  party's fault or negligence, provided that the affected party notify the unaffected  party  as  soon  as  reasonably  possible,  and  resumes  performance hereunder as soon as reasonably possible following exception of such force majeure event.

10.7   INDEPENDENT CONTRACTORS. The relationship of Licensor and

Licensee established by this Agreement is that of independent contractors. Nothing in  this  Agreement  shall  be  constructed  to  create  any  other  relationship  between

Licensor and Licensee.  Neither party shall have any right, power or authority to bind the other or assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

10.8   ASSIGNMENT.      The  parties  agree  that  their  rights  and  obligations under this Agreement may not be transferred or assigned to a third party without the prior written consent of the other party hereto. Notwithstanding the foregoing, a party may  transfer  or  assign  its  rights  and  obligations  under  this  agreement,  without consent, to a successor to all or substantially all of its business or assets relating to

this  Agreement,  whether  by  sale,  merger,  operation  of  law  or  otherwise.    Any

assignment not in conformance with this Section 10.8 shall be null and void and or no legal effect.

10.9   NOTICES.  Any notice, report, communication or consent required or permitted  by  this  Agreement  shall  be  in  writing  and  shall  be  sent  (a)  by  prepaid registered  or  certified  mail,  return  receipt  requested,  (b)  by  overnight  express delivery service by a nationally recognized courier, or (c) via confirmed facsimile or telecopy,  followed  within  five  (5)  days  by  a  copy mailed  in  the  preceding  manner,

addressed to the other party at the address shown below or at such other address for  which  such  party  gives  notice  hereunder.  Such  notice  will  be  deemed  to  have been given when delivered or, if delivery is not accomplished by some fault of the addressee, when tendered.

If to Licensor.

Rampart Reconnaissance, Inc.

c/o Dieterich & Associates

11835 West Olympic Boulevard, Suite 1235

Los Angeles, California 90064

If to Licensee

Rampart Reconnaissance, Inc.

c/o Dieterich & Associates

11835 West Olympic, Suite 1235

Los Angeles, California 90064

10.10 MODIFICATION;  WAIVER.    This  Agreement  may  not  be  altered,

amended  or  modified  in  any  way  except  by  a  writing  signed  by  both  parties.  The failure of a party to enforce any rights or provisions of the Agreement  shall not be construed to be a waiver of such rights or provisions, or a waiver by such party to

thereafter  enforce  such  rights  or   provision  or  any  other  rights  or  provisions

hereunder  No  waiver  shall  he  effective  unless  made  in  writing  and  signed  by  the waiving party.

10.11  SEVERABILITY.   If any provision of this Agreement shall be found by

a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable laws.

IN   WITNESS   WHEREOF,   Licensor   and   Licensee   have   caused   this

Agreement to be executed by their respective duly authorized representatives the day and year first above written.

/s/ Kenneth Swaisland

Rampart Defense, Inc.

/s/ Kenneth Swaisland

Rampart Reconnaisance, Inc.

Schedule A

The technology suite incorporated under the "Jun 26th, 2010 Amended" assignment agreement  encompasses  the  root  EMRAC  electromagnetic  field  (EMF)  vector gradiometer method and apparatus as disclosed in a pending US patent application and all copyrighted firmware and software associated therewith.

It further includes all derivative applications of the root EMRAC technology for the sensing,  detection,  analysis  and  classification  of  very  low-power  and  very  low-

frequency electromagnetic radiation  from  artificial sources such as gas-discharge luminaries, electric motors and drives, transformers and chokes and the like, as well as  those  from  spark-ignition  internal  combustion  engines,  improvised  explosive device triggers, and biophysical sources such as cardiac EC emissions.

The  assignment  agreement  also  encompasses  further  applicable  technology  and proprietary  signal  processing  techniques  resulting  from  ongoing  research  being conducted  in  the  areas  of  magnetostatic,  magnetodynamic  and  electrostatic  and electrodynamic anomaly detection / NDT for the mining sector such as hydrocarbon resonance  imaging/  geophysical  survey,  and  for  other  industry  sectors  such  as railroad  /  crane  rail  inspection,  ship  hull  inspection,  airframe  inspection,  bridge  /

building  reinforcing  steel  inspection,  hist  /  tram  /  bridge  /  conveyor  belt  wire  rope inspection, rubber tire steel belting inspection, surface / subsurface and submerged metal  object  detection,  and  biomedical  fields  (MEG  imaging)  and  the  subsequent patent applications that may be filed thereon.

The assignment agreement further includes applicable technology and proprietary signal processing techniques resulting from specific research into the detection of reflected signals from explosive threats via the use of artificial electromagnetic (EM)

field  and/or  electrostatic  (ES)  field  illumination  and  stimulation,  including  USPTO application number 81/331,696 and any subsequent patent applications that may be filed thereon.

FOR INTERNAL USE ONLY

Re: Rampart Detection Systems Technology Status

RAMPART TECHNOLOGY SUITE

1.) Velocity compensated deferential electromagnetic sensor (linear  line  source &

sensor) for electrodynamic anomaly detection at short standoff distances (<6');

2.) Pulsed differential electrostatic sensor (linear line source & sensor) for electrodynamic anomaly detection at short standoff distances (<6');

3.) RDS Gen. III miniature electromagnetometer / differential gradiometer for the sensing of weak low-frequency electromagnetic radiation / emissions;

4.) Intelligent pulsed electromagnetometer exciter module (point source) for near-field conductive surface stimulus;

5.) intelligent high-voltage gradient inducing exciter module (point source);

6.) Intelligent auto-biasing / balancing free-floating electrostatic gradiometer (point sensor);

7.) Several RDS proprietary high-speed and high-resolution (24 bits) analog to digital data acquisition front end modules/systems (including, WiFi, Ethernet end optical communications links);

8.) Several RDS proprietary signal processing applications / suites (filtering,

correlation, extraction, analysis & classification), software developed in C++,

Dynamic C, Visual C++ and Labview etc.;

9.) Electrodynamic crimping technology for emergency electrodynamic capping of oil and gas pipes and wells utilizing enhanced zeta and theta pinch effects for annular wellbore / wellpipe closure;

APPLICATIONS

The above technologies and techniques can be combined to provide for the following various Industry applications (development time frames range from 3 to

4 months per):

1.) EMRAC (Electromagnetic Radiation Analyzer & Classifier) system for the detection of illicit power usage/consumption, as well as the detection of marijuana grow operations, methamphetamine production labs, and DVD/CD counterfeiting operations, 3+7+8;( in production )

2.) Ground based mobile precious/base metal survey system, 3+4+5+6+7+8;

3.) Ground-based vehicle mounted mobile roadway / roadside IED detection system, 3+4+5+6+7+8;

4.) Portal-based person-borne IED (PBIED) detection system, 5+6+7+8:

5.) Portal-based person-borne contraband detection system, 5+6+7+8;

6.) Wide-area person-borne IED (PBIED) and luggage concealed IED and contraband detection system, 5+6+7+8;

7.) Intelligent Field mill, for atmospheric and earthquake/volcano electric field research, 6+7+8;

8.) Inspection system for steel-cord reenforced conveyer belting, 1+2+7+8;

9.) Inspection system for bridge/overpass/foundation concrete reenforcing steel,

1+2+7+8;

10.) Inspection system for elevator/hoist wire ropes, 1-p2+7+8,

11.) Inspection system for ship hull weld seams, 1+2+7+8;

12.) Inspection systern for airframes, 1+2+7+8;

13.) Inspection system for all tanks. 1+2+7+8;

14.) Inspection system for steel-cord radial tires, 1+2+7+8;

15.) High-speed inspection system for steel railroad rails, 1+2+7+8;

16.)  Dielectric  3D  gradiometer/Imaging  system  for  human  X-ray  pre-screening,

5+6+7+8:

17.) Human heartbeat sensing system for the detection of the presence of Live humans in disaster/rescue and hostage situations, 3+7+8;

18.) Dielectric gradiometer/Imaging system for crop growth stress evaluation,

5+6+7+8.

19.) Emergency prevention of run-away oil and gas pipeline leaks, 9

Schedule B

The License Field:

The exclusive application of the Licensed Product and Improvements for Military

use in the United States of America and non-exclusive use in Territories in which the United States of America has military operations.